All Information is Preliminary and Subject to Change

Transaction

Issuer	Centex Home Equity Loan Trust
Series	2004-C

Collateral	$900 Million of Home Equity Mortgage Loans

Servicer	Centex Home Equity Company LLC

Rating Agencies	S&P, Moody's and Fitch

Structure

Credit Support
1-	Excess Interest
2-	Overcollateralization

3-	Subordination

	Class	S&P	Moody's	Fitch	Cpn Type	Amount	Initial Size	Initial C/E	Stepdown C/E
	Seniors	AAA	Aaa	AAA	Fixed / Float	749,250,000	83.25%	19.50%	39.00%
	M-1	AA+	Aa1	AA+	Float	33,750,000	3.75%	15.75%	31.50%
	M-2	AA	Aa2	AA	Float	27,000,000	3.00%	12.75%	25.50%
	M-3	AA-	Aa3	AA-	Float	18,450,000	2.05%	10.70%	21.40%
	M-4	A+	A1	A+	Float	13,050,000	1.45%	9.25%	18.50%
	M-5	A	A2	A	Float	16,650,000	1.85%	7.40%	14.80%
	M-6	A-	A3	A-	Float	13,500,000	1.50%	5.90%	11.80%
	M-7	BBB+	Baa1	BBB+	Float	13,500,000	1.50%	4.40%	8.80%
	B	BBB	Baa2	BBB	Float	14,850,000	1.65%	2.75%	5.50%
	OC Target	-	-	-	-	24,750,000	2.75%
	After the Stepdown Date the subordinates may receive principal payments
	Zero initial OC building to 2.75% of original pool balance

Trigger Event	A Trigger Event exists with respect to any Distribution Date on or after the Stepdown Date if either:
(i) The three-month rolling average of all loans that are 60+ days delinquent exceds 43% of the Senior Enhancement Percentage
(ii) During such period the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage

	July 2007 - June 2008	3.75% plus an additional 1/12th of 2.00% for each month thereafter
	July 2008 - June 2009	5.75% plus an additional 1/12th of 1.75% for each month thereafter
	July 2009 - June 2010	7.50% plus an additional 1/12th of 0.65% for each month thereafter
	July 2010 and afterwards	8.15%

Class M6 Loss Coverage

		Fwd LIBOR
Run at Constant CDR	PPC	CDR	Cum Loss	Cum Default
	100	8.4%	11.4%	22.8%
	150	8.7%	8.2%	16.3%

Class M7 Loss Coverage

		Fwd LIBOR
Run at Constant CDR	PPC	CDR	Cum Loss	Cum Default
	100	7.1%	9.9%	19.9%
	150	6.9%	6.6%	13.3%

Class B Loss Coverage

		Fwd LIBOR
Run at Constant CDR	PPC	CDR	Cum Loss	Cum Default
	100	6.1%	8.7%	17.5%
	150	5.2%	5.1%	10.3%

	50% loss severity
	12 month lag in recoveries
	Trigger failing
	Run to maturity
	Defaults are in addition to prepayments
	PPC means 115 FRM PPC for Fixed Rate Loans, 27% CPR for ARM Loans

This Structural Term Sheet, Collateral Term Sheet, or Computational Materials, as appropriate (the “material”), is for your private information and Banc of America Securities LLC (the “Underwriter”) is not soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy  any security in any jurisdiction where such an offer or solicitation would be illegal.  This material is based on information that the Underwriter considers reliable, but the Underwriter does not represent that it is accurate or complete and it should not be relied upon as such.  By accepting this material the recipient agrees that it will not distribute or provide the material to any other person.  The information contained in this material may pertain to securities that ultimately are not sold.  The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.  The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes.  The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options).  This material may be filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.  Information contained in this material is current as of the date appearing on this material only.  Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.  Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.  This material is furnished solely by the Underwriter and not by the issuer of the securities.  The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material.  The Underwriter is acting as underwriter and not acting as agent for the issuer in connection with the proposed transaction.